UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): September 20, 2017

PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-0618660 (I.R.S. Employer Identification No.)

5 Greenway Plaza, Suite 100, Houston, Texas 77046
(Address of principal executive offices) (Zip code)
 (281) 406-2000
 (Registrant’s telephone number, including area code)
 Not Applicable
 (Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On September 25, 2017, Parker Drilling Company, a Delaware corporation (the “Company”), announced that its board of directors elected Michael W. Sumruld as senior vice president and chief financial officer, effective October 1, 2017. With Mr. Sumruld’s appointment, Jon-Al Duplantier, Parker Drilling’s Senior Vice President, Chief Administrative Officer and General Counsel will relinquish his additional responsibilities as interim chief financial officer.
Prior to joining the Company, Mr. Sumruld served as vice president and chief accounting officer of LyondellBassell Industries N.V. from January through September 2017. From 2013 through 2016 Mr. Sumruld served as Vice President and Treasurer of Baker Hughes Incorporated; from 2012 to 2013 he served as Vice President Finance – Eastern Hemisphere of Baker Hughes; and in 2011 he served as Baker Hughes’ Director of Investor Relations.
In connection with Mr. Sumruld’s appointment as the Company’s senior vice president and chief financial officer, the Company entered into an employment agreement (the “Employment Agreement”) and a restricted stock unit incentive agreement (the “Incentive Agreement”) with Mr. Sumruld. Under the Employment Agreement, Mr. Sumruld will be paid an annual base salary of at least $375,000. In addition, Mr. Sumruld will be paid a one-time incentive payment of $281,250 and issued an initial grant of restricted stock units pursuant to the Incentive Agreement.
The Employment Agreement has an initial term ending April 30, 2018, and the term will be automatically extended for successive one-year terms, unless notice that the term will not be extended is given by either Mr. Sumruld or the Company at least 60 days prior to the end of the term.
Pursuant to the Employment Agreement, either the Company or Mr. Sumruld will be able to terminate Mr. Sumruld’s employment at any time. The Employment Agreement provides that if the employment of Mr. Sumruld is terminated by the Company without cause or by Mr. Sumruld for good reason, Mr. Sumruld will receive, among other things, (1) 1.5 times the sum of his base salary and current annual incentive target incentive compensation, (2) a pro-rata incentive compensation award for the year of his termination, subject to actual achievement of performance goals, and (3) a cash payment intended to cover Mr. Sumruld’s costs for 18 months of health and dental coverage for himself and his covered dependents.
The Employment Agreement provides for compensation due to termination of employment during the term of the Employment Agreement within two years following a change in control. A “change in control” is generally defined to include the acquisition by a person of 50% or more of the Company’s common stock or voting power, specified changes in a majority of the board of directors of the Company, a merger resulting in existing stockholders of the Company having less than 50% of the voting power in the surviving company, the sale or liquidation of the Company and such other events as the board of directors of the Company determines constitute a change in control.
In the event of a change in control, the term of the Employment Agreement will be extended for a period of two years from the date of the change in control. If Mr. Sumruld’s employment is terminated within two years after the date of a Change in Control either by the Company without cause or by Mr. Sumruld for good reason, Mr. Sumruld will receive, among other things, (1) two times the sum of his base salary and current target annual incentive compensation, (2) a pro-rata incentive compensation award for the year of his termination, subject to actual achievement of performance goals, (3) a cash payment intended to cover Mr. Sumruld’s costs for 36 months of health and dental coverage for himself and his covered dependents, and (4) advancement of legal fees in limited circumstances.
In addition, the Employment Agreement has confidentiality, non-competition, non-recruitment and non-solicitation covenants during employment and for one year after any termination. The severance payments are subject to forfeiture if the non-competition, non-recruitment or non-solicitation covenants are violated or if the Company learns of facts that would have resulted in a termination for cause. Severance payments under the Employment Agreement are conditioned upon Mr. Sumruld’s timely execution of a waiver and release of claims against the Company and its affiliates, officers and directors.
In the event of a termination of Mr. Sumruld’s employment by the Company due to cause (which includes, among other things, conviction of a felony, fraud upon the Company, misappropriation of funds or property of the Company and violation of law), death, disability, or voluntary resignation without good reason, Mr. Sumruld will be entitled to receive only those payments and benefits that have accrued to him.
The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement dated September 21, 2017, which is filed as Exhibit 10.1 to this report.
Under the Incentive Agreement, the Company will grant Mr. Sumruld a number of shares of restricted stock units equal to $175,000 divided by the fair market value of one share of the Company’s common stock as of September 29, 2017. These units will vest, assuming continuing employment by Mr. Sumruld, 1/3 on October 1, 2018, 1/3 on October 1, 2019 and 1/3 on October 1, 2020. If Mr. Sumruld’s employment is terminated without cause in the absence of a change in control, a pro-rata portion of the unvested units will vest.

If Mr. Sumruld’s employment is terminated without cause within two years following the occurrence of a change in control or due to disability or death, all unvested units granted under the Incentive Agreement will vest. While this grant will not be made under an existing Company long-term incentive plan, the units will have, in addition to the provisions described above, substantially the same terms and conditions of other service-based restricted stock units granted by the Company to its executive officers.
The foregoing description of the Incentive Agreement is not complete and is qualified in its entirety by reference to the form of Incentive Agreement which is filed as Exhibit 10.2 to this report.
Item 8.01 Other Events
On September 25, 2017, the Company issued a press release announcing the selection of Mr. Sumruld as the senior vice president and chief financial officer of the Company. A copy of this press release is furnished as exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated September 21, 2017 between Parker Drilling Company and Michael W. Sumruld.

10.2	Form of Restricted Stock Unit Incentive Agreement to be entered into between Parker Drilling Company and Michael W. Sumruld.

99.1	Press Release announcing selection of Michael W. Sumruld as Senior Vice President and Chief Financial Officer of Parker Drilling Company, dated September 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company
Date:	September 26, 2017	By:	/s/ Jon-Al Duplantier
Jon-Al Duplantier Senior Vice President, Chief Administrative Officer, Interim Chief Financial Officer and General Counsel